UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SJW GROUP
(Name of Registrant as Specified In Its Charter)

CALIFORNIA WATER SERVICE GROUP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

This filing contains the following documents issued by California Water Service Group (“California Water”) in relation to California Water’s all-cash proposal to acquire SJW Group (“SJW”):

•                  a Facebook post published by California Water on June 6, 2018; and

•                  a fact sheet comparing California Water and SJW’s response to California’s drought.

Forward-Looking Statements

This filing and the following documents contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about California Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s Acquisition Proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our Annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW stockholders in connection with the proposed transaction between California Water and SJW. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.

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••• Ca iforn-a Water Serv-ce shared a post 2 mins - 0 PubJfshed by s n Skarb It's truly an honor to be recognized by Erin Brockovic h ijn thi,s vvayI Erin Brae ovich rs · 0 3 CaUfornia/Vater Servh:e (CaiV'iater) consisten l:y prov1des quatity 1eadership o later utillJues everyhere... Not only do hey step out ahead of regulaUons and begfn inportant trreatrment programshen neeessary r CaiWater provides ft's seek1ng a lNater utiIitv rate consumers 'Nrth fair rates ac ttJ alry reduction rn Cali omia: making drinktngater more a -ordable. Thank you to all o-the Ca Vvater n1anagement and emplovees who ookout·for the best in errest o-their consun1ers. INA CIALBUZLCOM Ca1lifornia Water Service Requests Rate Decreases Due to · ew Tax Law and Capi talFinanc·ng Costs SA JOSE. CaHF. May 30. 2018 (GLOBE NEWSWfRE) --(NYSE·CWT) - ---l h [?J - · Ju

Customers Should Come First A Comparison of California Water and San Jose Water’s Response to California’s Drought Since 1926, California Water Service (California Water) has provided millions of Californians with safe, reliable, and high-quality water utility service. During California’s historic drought, both California Water and San Jose Water implemented programs to comply with water use reduction requirements adopted by the state. That’s where the similarities end. California Water established a Drought Response Plan built on its award-winning water-use efficiency program and based on the overarching principle that customers come first. A common-sense combination of California Water and San Jose Water will bring these same benefits to all of San Jose Water’s customers. 2013, taking into account both To learn more about California Water Service’s common-sense proposal to combine with San Jose Water, please visit http://www.sjwvalue.com California Water’s response to California’s historic drought highlights its commitment to customers and providing them with quality, service, and value, each and every day. 1 California Water Service, “Water Shortage Contingency Plan,” https://www.calwater.com/docs/rates/rates_tariffs/all/20160729-Schedule_14.1_Mandatory_Drought_Requirements.pdf. 2 San Jose Water, “Water Shortage Contingency Plan: Staged Mandatory Reductions and Drought Surcharges - Frequently Asked Questions,” https://sjwater.s3.amazonaws.com/files/schedule_14_FAQ.pdf. 3 San Jose Water, “Schedule 14.1: Frequently Asked Questions,” http://www.cityofcampbell.com/DocumentCenter/View/3385/San-Jose-Water-FAQ. 4 The small portion of customers without consumption history from 2013 were provided with initial monthly water budgets based on average water use in their service area, and they were able to have these initial water budgets adjusted through an appeals process established by California Water. Comparison of Drought Response Plans California Water1San Jose Water2,3 California Water customers had individualized monthly water budgets based upon their actual water use in 4 household and lot sizes. San Jose Water imposed initial water allocations on customers that were based on an inefficient formula that did not consider household or lot size; a family of 10 was levied the same initial allocation as a family of two. California Water redesigned its billing system to automatically bank and carry over unused portions of customers’ monthly water budgets from one month to the next. San Jose Water customers weren’t able to bank or carry over unused portions of their water allocation from one month to the next. California Water developed a dedicated website so that customers could easily find their monthly water budgets and see how their water use compared to their budgets. San Jose Water customers had to wait for their bi-monthly bills to see how their actual water consumption compared to their water allocation. California Water customers who had already achieved substantial reductions in water use were able to be awarded with less stringent water budgets, rewarding them for their prior good work. San Jose Water customers who had already taken steps to conserve were not rewarded with larger water allocations.

To learn more about California Water’s proposal to combine with San Jose Water, please visit: http://www.sjwvalue.com IMPORTANT ADDITIONAL INFORMATION AND PARTICIPANTS On May 31, 2018, California Water filed a definitive proxy statement with the Securities and Exchange Commission (the “Definitive Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW Group and Connecticut Water Service, Inc. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (http://www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833). California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW Group stockholders in connection with the proposed transaction between California Water and SJW Group. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Definitive Proxy Statement.